SECURITIES AND EXCHANGE COMMISSION

                         Washington, DC  20549


                               FORM 8-K


                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the

                    Securities Exchange Act of 1934


                             May 17, 1996


                            IMC GLOBAL INC.
          (Exact name of registrant as specified in charter)


   Delaware                  1-9759               36-3492467
(State or other jurisdiction (Commission        (IRS Employer
of incorporation)           File Number)    Identification No.)

 2100 Sanders Road, Northbrook, IL                 60062
(Address of principal executive offices)
(Zip Code)


Registrant's telephone number, including area code(708) 272-9200



Item 5.  Other Events

     The following is the text of a joint press release relating to the retirement of James D. Speir, President and Chief Operating Officer

     NORTHBROOK, IL, May 17, 1996 -- IMC Global Inc. (NYSE: IGL) announced today that James D. Speir, president and chief operating officer, has elected to retire effective June 30.
     Speir's responsibilities, which include the Company's phosphate mining, concentrated phosphate production, nitrogen production, feed ingredient, and retail and wholesale operations, will report to the Chairman and Chief Executive Officer effective immediately. IMC Global's other business units, potash and consumer and professional products, continue to be the responsibility of Robert E. Fowler, Jr., also a President and Chief Operating Officer of the Company.
     "I leave IMC after 33 years with a special affection for the many employees who have helped build this outstanding organization," said Speir. "I am proud of my contribution to the Company's growth and success, and look forward to beginning a new phase of my life in retirement."
     IMC Global is one of the world's leading producers and marketers of phosphate and potash crop nutrients and animal feed ingredients.
The Company also is one of the nation's leading distributors of crop nutrients and related products through its Rainbow and FARMARKET distribution networks. Additionally, it sells potash and other products to industrial users and produces sulphur and oil through joint venture operations.

                               SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   IMC GLOBAL INC.



                                   By   MARSCHALL I. SMITH
                                        Marschall I. Smith
                                        Senior Vice President,
                                        and General Counsel


May 17, 1996